EXHIBIT 17.1                                              El Dorado Ventures
                                                          General Partners:
                                                          Shanda Bables
                                                          Gary Kalbach
                                                          Tom Pererson


                                 April 22, 1997



Mr. Junaid Sheikh
President and Chairman of the Board
Accom, Inc.
1490 O'Brien Drive
Menlo Park, CA 94025

Dear Junaid:

         This letter will confirm my registration from the Accom Board of Directors as of February 18, 1997. I resigned because of my disagreement with management on the operation of the company. Accordingly, as we have discussed, I am hereby requesting disclosure of my resignation in accordance with SEC regulations, including disclosure of this letter.


                                                  Yours truly,

                                                  /s/ Gary W. Kalbach

                                                  Gary W. Kalbach
                                                  General Partner

GWK:bp
cc:    Bill Ericson
       Mark Tanoury